Exhibit 10.6

FORM OF
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 25, 2018, between RumbleOn, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

WHEREAS, in connection with the offering, the Company, together with National Securities Corporation and Craig Hallum Capital Group LLC (collectively, the “Placement Agents”), have entered into an escrow agreement, in the form attached hereto as Exhibit A (the “Escrow Agreement”), with Continental Stock Transfer & Trust Company (the “Escrow Agent”), to hold the Subscription Amount (as defined below), to be released at the Closing (as defined below) to the Company in accordance with the Escrow Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Subscription Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company Counsel” means Akerman LLP, with offices located at 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

“Disqualification Events” shall have the meaning ascribed to such term in Section 3.1(o).

“Effectiveness Period” shall have the meaning ascribed to such term in Section 5.1(b).

“Event Date” shall have the meaning ascribed to such terms in Section 5.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Initial Filing Date” shall have the meaning ascribed to such term in Section 5.1(a).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“Investor Questionnaire” means the investor questionnaire attached hereto as Exhibit B.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Agreement” shall have the meaning ascribed to such term in Section 4.10.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document.

“Per Share Purchase Price” equals $7.10, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registrable Securities” shall have the meaning ascribed to such term in Section 5.1(a).

“Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Risk Factors” means the risk factors attached hereto as Exhibit C.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Solicitor” shall have the meaning ascribed to such term in Section 3.1(o).

“Subscription Amount” means, as to each Purchaser, the amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subscription Documents” means this Agreement, any other documents or agreements executed in connection with the transactions contemplated hereunder.

“S-1 Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a).

“S-3 Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a).

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means the Company’s presentation dated September 2018 and the form of agreements, including exhibits thereto, in connection with the Company’s proposed acquisition of Wholesale Holdings, Inc. and Wholesale Express, LLC.

“Transfer Agent” means West Coast Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 721 N. Vulcan Avenue, Suite 205, Encinitas, California 92024, and any successor transfer agent of the Company.

“Variable Rate Transactions” shall have the meaning ascribed to such term in Section 4.9.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $23,000,000 of Shares in increments of $100,000, subject to lesser amounts being accepted at the Company’s discretion; provided, however, that the number of Shares sold pursuant to this Agreement shall not exceed 19.9% of the Company’s issued and outstanding shares of Class A Common Stock of the Company, par value $0.001 per share, and Common Stock at the time of Closing, on a pre-transaction basis. On or prior to the Closing Date, each Purchaser shall deliver to the Escrow Agent such Purchaser’s Subscription Amount via wire transfer of immediately available funds in accordance with the Escrow Agreement. On the Closing Date, each Purchaser shall release such Purchaser’s Subscription Amount from escrow in accordance with the Escrow Agreement and the Company shall deliver to each Purchaser its respective Shares as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company; and

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to issuance in book entry form the Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered the following:

(i) to the Company, a completed Investor Questionnaire;

(ii) to the Company, this Agreement duly executed by such Purchaser;

(iii) to the Escrow Agent, such Purchaser’s Subscription Amount by wire transfer of immediately available funds in accordance with the Escrow Agreement; and

(iv) to the Company, such Purchaser’s Subscription Amount by release of such Purchaser’s Subscription Amount from escrow in accordance with the Escrow Agreement.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which SEC Reports shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the SEC Reports, or as set forth in the Schedules attached hereto, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the SEC Reports. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Subscription Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Subscription Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Subscription Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Subscription Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Conduct of Business. Since June 30, 2018, the Company has conducted its business in the ordinary course materially consistent with past practice. Since June 30, 2018, there has not been any Material Adverse Effect with respect to the Company or any of its Subsidiaries nor has there occurred any event that is reasonably likely to result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Subscription Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Reports. Except as provided for in the Transaction Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the vesting and delivery of awards under the Company’s employee equity plans outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Subscription Documents.

(h) SEC Reports; Financial Statements. Since January 9, 2017, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Disclosure Controls. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the SEC Reports and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act.

(j) Internal Controls. The Company has disclosed, based on the most recent evaluation by its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the Audit Committee of Board of Directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee of the Board of Directors any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has delivered to the Company prior to the date hereof (A) a complete and correct summary of any such disclosure and (B) any material communication made by management or the Company’s auditors to the Audit Committee of the Board of Directors required or contemplated by listing standards of Trading Market, the Audit Committee’s charter or professional standards of the Public Company Accounting Oversight Board. No material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from the Company’s employees regarding questionable accounting or auditing matters, have been received by the Company or, to the knowledge of the Company, the Company’s independent registered public accounting firm.

(k) Trading Market. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Trading Market. From January 1, 2017 through the date hereof, the Company has not received any comment letter from the Commission or the staff thereof or, except as disclosed in the SEC Reports, any correspondence from the Trading Market or the staff thereof relating to the delisting or maintenance of listing of Common Stock on Trading Market, other than such disclosures or documents that can be obtained on the Commission’s website at www.sec.gov. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(l) Certain Fees. Except as set forth on Schedule 3.1(l), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Subscription Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Subscription Documents.

(m) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(n) Registration Rights. Except as set forth in the SEC Reports, the Transaction Documents and Section 5.1 of this Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(o) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(p) Information Provided. The Company confirms that, to its knowledge, with the exception of (i) the proposed sale of the Shares under this Agreement and the Subscription Documents relating thereto and (ii) the potential acquisition of a business disclosed to the Purchasers and the Transaction Documents relating thereto, neither the Company nor any other persons acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company further confirms that until public disclosure of the events described in (i) and (ii) above, the Purchasers will be restricted by the insider trading prohibitions under the Exchange Act from trading or “tipping” on the basis of such information.

(q) Intellectual Property. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company owns or possesses or has valid rights to use all patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets and similar rights (“Intellectual Property Rights”), if any, necessary for the conduct of the business of the Company as currently carried on and as described in the Company’s SEC Reports. To the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the Company’s SEC Reports infringes any Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company has not received any notice alleging any such infringement with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3.1(q), reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company, have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3.1(q), reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3.1(q), reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company is in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material trade secrets developed by and belonging to the Company which have not been patented have been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Company’s SEC Reports and are not described therein. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company, investment management agreement or similar action, as applicable, on the part of such Purchaser. Each Subscription Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Purpose. Each Purchaser is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Each Purchaser acknowledges that the Shares will be issued in book entry form with a notation of restriction as set forth in Section 4.1.

(c) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(d)    Accredited Investor Status.  Each Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act and has delivered to the Company a completed Investor Questionnaire.

(e)     Reliance on Exemptions.  Each Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Shares.

(f)   Information. Each Purchaser and its representatives, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information each Purchaser deemed material to making an informed investment decision regarding its purchase of the Shares, which have been requested by each Purchaser.  Purchaser acknowledges that it has reviewed a copy of the Subscription Documents, including the Risk Factors, the Transaction Documents and the SEC Reports. Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by any Purchaser or its advisors, if any, or its representatives, shall modify, amend or affect each Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3.1.  Each Purchaser understands that its investment in the Shares involves a high degree of risk.  Each Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(g)  General Solicitation.  Each Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) Company Affiliated Investors. Each Purchaser acknowledges that certain officers and directors of the Company may purchase Shares pursuant to this Agreement.

(i) No Governmental Review. Each Purchaser understands that no United States federal or state governmental authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such governmental authorities passed upon or endorsed the merits of the offering of the Shares.

(j) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, each Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer and Restrictive Legend.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) The Purchasers agree to a restrictive notation on the Shares to be issued in book entry form as follows:

THESE SHARES HAVE BEEN ACQUIRED FROM THE ISSUER WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE RESTRICTED SHARES AS THAT TERM IS DEFINED UNDER RULE 144, PROMULGATED UNDER THE SECURITIES ACT. THESE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS SUCH TRANSACTION IS (I) REGISTERED UNDER THE SECURITIES ACT, (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR (III) SOLD PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AS EVIDENCED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. On the Trading Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K (the “Announcement 8-K”), including the Subscription Documents and the Transaction Documents with the Commission. From and after the filing of the Announcement 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Documents and the Transaction Documents.

4.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder as set forth in the Transaction Documents and for working capital purposes.

4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.6 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases, sales or effect any other transactions, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by the Subscription Documents and Transaction Documents are first publicly announced pursuant to the filing of the Announcement 8-K as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by the Subscription Documents and Transaction Documents are publicly disclosed by the Company pursuant to the filing of the Announcement 8-K as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Subscription Documents and Transaction Documents.

4.8 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9 Restriction on Variable Rate Transactions. From the date hereof until the one-year anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or any outstanding convertible instruments, options or warrants or similar securities (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an agreement for an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price (other than standard and customary “preemptive” or “participation” rights and excluding any agreement by the Company to issue shares of its Common Stock as consideration in an acquisition, merger or similar business combination transaction). For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.” Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.10 Restriction on Future Issuances. The Company agrees that, without the prior written consent of the Private Placement Agents, it will not, for a period of ninety (90) days after the date of the Closing Date, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (b) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (except for registration statements on Form S-4 or Form S-8 and a resale registration statement on Form S-3 for the shares of capital stock of the Company issued hereunder and pursuant to the Transaction Documents) or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 4.10 shall not apply to (A) sales of shares of capital stock of the Company under any trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, existing as of the date of this Agreement or (B) dispositions or transfers of shares of capital stock of the Company customarily excluded from lock-up restrictions of this type. The restrictions contained in this Section 4.10 shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of capital stock of the Company upon the exercise of a stock option or warrant or the conversion or vesting of a security outstanding on the date hereof, (iii) the issuance by the Company of equity awards of the Company under any equity compensation plan of the Company, (iv) the issuance by the Company of shares of capital stock of the Company or securities convertible into, exchangeable for or that represent the right to receive shares of capital stock of the Company in connection with the acquisition by the Company of the securities, business, technology, property or other assets of another person or entity, including the issuance by the Company of shares of capital stock pursuant to the Transaction Documents, (v) the sale of shares of capital stock of the Company to cover the payment of exercise prices or the payment of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company, or (vi) the filing of a post-effective amendment to the Company’s registration statements on Forms S-3 (Reg. Nos. 333-223425, 333-225217 and 333-226514) and Forms S-8 (Reg. No. 333-219203, 333-223428 and 333-226440) with the Commission to maintain effectiveness of such registration statements, provided that in each of (ii) and (iii) above, the underlying shares of capital stock of the Company held by the Company’s directors and officers shall be restricted from sale pursuant to the Lock-up Agreement (defined below). The Company has caused to be delivered to the Placement Agents prior to the date of this Agreement a letter, in the form of Exhibit D hereto (the “Lock-Up Agreement”), from each of the Company’s directors and executive officers. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

ARTICLE V
REGISTRATION RIGHTS

5.1 Registration Procedures and Expenses; Liquidated Damages for Certain Events.

(a) The Company shall prepare and file with the Commission, as promptly as reasonably practicable following Closing, but in no event later than 30 days following the date hereof (the “Initial Filing Date”), a registration statement on Form S-3 (or any successor to Form S-3), covering the resale of the Registrable Securities (as defined below) (the “S-3 Registration Statement”) and as soon as reasonably practicable thereafter but in no event later than 90 days following the date hereof (180 days in the event of a review of the S-3 Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchasers. For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Shares; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares. In the event that Form S-3 (or any successor form) is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of the Purchasers’ registration rights pursuant to Article V, the Company shall prepare and file with the SEC, as promptly as reasonably practicable following the Closing but in no event later than the Initial Filing Date, a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (the “S-1 Registration Statement” and collectively the S-3 Registration Statement, the “Registration Statement”) and as soon as reasonably practicable thereafter but in no event later than 60 days following the date hereof (120 days in the event of a review of the S-1 Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchasers. If the Company is not eligible to use Form S-3 at Initial Filing Date, and the Company subsequently becomes eligible to use Form S-3 during the Effectiveness Period (as defined below), the Company shall file, as promptly as reasonably practicable, a new S-3 Registration Statement covering the resale of the Registrable Securities and replace the S-1 Registration Statement with the new S-3 Registration Statement upon the effectiveness of the new S-3 Registration Statement.

(b) The Company shall, during the Effectiveness Period, use its reasonable best efforts to:

(i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the resale of the Registrable Securities held by a Purchaser for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144 (collectively, the “Effectiveness Period”). The Company shall notify each Purchaser promptly upon the Registration Statement and each post-effective amendment thereto being declared effective by the Commission and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii) furnish to each Purchaser with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the Commission in conformance with the requirements of the Securities Act and other such documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Purchaser;

(iii) make any necessary blue sky filings;

(iv) pay the expenses incurred by the Company and the Purchasers in complying with Article V, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

(v) advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vi) with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Purchasers to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as such term is understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to any Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the Commission that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder. The Company will not name any Purchaser as an underwriter in a Registration Statement or Prospectus.

(c) If (i) the Registration Statement is not filed on or prior to the Initial Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration of the Registration Statement in accordance with Rule 461 under the Securities Act, within five Trading Days after the date the Company is first notified (orally or in writing) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review or comment, or (iii) prior to the effective date of the Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 21 days after the receipt of comments by or notice from the Commission that such amendment or resolution of such comments is required in order for such Registration Statement to be declared effective, or (iv) there occurs the issuance of by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or (v) at any time during the period commencing from the six-month anniversary of the date hereof and ending at such time that all of the Registrable Securities may be resold during any three-month period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), the Company shall fail to satisfy the current public information requirement under Rule 144(c) (any of the foregoing being referred to as an “Event”, and for purposes of clauses (i) and (v), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iii) the date which such 21-day period is exceeded, being the “Event Date”), then except during any period of time during which the Registrable Securities may be resold pursuant to Rule 144 without volume limitations, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the Purchase Price paid by such Purchaser with respect to the Registrable Securities affected by such Event and held by such Purchaser on such Event Date or monthly anniversary thereof, up to a maximum of 10.0% of the Purchase Price for such Registrable Securities provided that such maximum shall not apply if the applicable Event is the Event described in clause (v). If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

ARTICLE VI
MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before October 31, 2018; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

6.2 Fees and Expenses. Except as expressly set forth in the Subscription Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

6.3 Entire Agreement. The Subscription Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Subscription Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with accordance with this Section 6.5 shall be binding upon each Purchaser and holder of Shares and the Company.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Subscription Documents that apply to the “Purchasers.”

6.8 No Third-Party Beneficiaries. The Placement Agents shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.8.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Subscription Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Subscription Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Subscription Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Subscription Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Subscription Documents, whenever any Purchaser exercises a right, election, demand or option under a Subscription Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Subscription Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Subscription Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Subscription Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but before the Closing Date.

6.16 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. ACCORDINGLY, IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

 RUMBLEON, INC.

By:_________________ Name: Steven R. Berrard Title: Chief Financial Officer	Address for Notice:____________________ 4521 Sharon Rd Ste 370 Charlotte NC 28211

 With a copy to (which shall not constitute notice):

Akerman LLP
Attn: Michael Francis
Christina Russo
350 E. Las Olas Boulevard
Fort Lauderdale, FL 33301

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO RUMBLEON SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned, severally and not jointly with other Purchasers, have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories or legally designated and authorized investment manager as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Shares to Purchaser (if not same as address for notice):
Social Security Number or Taxpayer ID of Purchaser:

Subscription Amount:	$
Shares:

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

EXHIBIT A

ESCROW AGREEMENT

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of October 25, 2018, by and among National Securities Corporation and Craig Hallum Capital Group LLC (together, the “Placement Agents”), RumbleOn, Inc. (the “Issuer”), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer is offering to “accredited investors” up to $23,000,000 of shares of the Issuer’s Class B Common Stock, par value $0.001 per share (the “Securities”). The offering of the Securities is herein referred to as the “Offering”;

WHEREAS, the Issuer and the Placement Agents propose to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the prospective purchasers of the Securities are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the “Bank”) into which the subscription monies, which are received by the Escrow Agent from the prospective purchasers and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).

2. Establishment of the Bank Account.

2.1. The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (the “Bank Account”); while the funds are on deposit, the Escrow Agent may earn bank credits or other consideration. The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2. On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Placement Agents shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the “Effective Date”), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3. The “Offering Period,” which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Placement Agents’ discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the“Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date, prospective purchasers shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3. Deposits to the Bank Account.

3.1. Prospective purchasers shall promptly deliver to the Escrow Agent subscription monies, which monies shall be in the form of checks or wire transfers; “Money Orders” are not acceptable. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “CST&T AAF RumbleOn, Inc. 2018 Escrow Account.” Any check payable other than to the Escrow Agent as required hereby shall be returned by the Escrow Agent to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Placement Agents (together with any Subscription Information, as defined below or other documents delivered therewith), such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2. Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agents shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).

3.3. The Escrow Agent shall not accept or recognize for credit to the Escrow Account, any deposit, including deposits made by bank wire, for which the Escrow Agent has not received the appropriate Subscription Information defined in paragraph 3.2.

3.4. The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours.

3.5. Only those Escrow Amounts that have been deposited into the Bank Account, accompanied by the required subscriber information, cleared the banking system and collected by the Escrow Agent, are herein referred to as the “Fund.”

3.6. If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agents.

3.7. If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a prospective purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the purchaser.

4. Disbursement from the Bank Account.

4.1. If the Escrow Agent has received joint instructions from the Issuer and the Placement Agents that the Offering is terminated, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction there from, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2. If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agents that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with instructions.

4.3. Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1. The Escrow Agent shall notify the Placement Agents, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Placement Agents and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agents or the Issuer of their respective obligations under this Agreement.

5.3. The Escrow Agent shall not be required to accept from the Placement Agents (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by prospective purchasers except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agents within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agents any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5. The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6. If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.7. The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agents and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agents specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agents in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Issuer or the Placement Agents fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Issuer shall have the right, with the prior written consent of the Placement Agents, at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agents for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7. Representations and Warranties. The Issuer and the Placement Agents hereby severally represent and warrant to the Escrow Agent that:

7.1. No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3. The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4. All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct in all material respects.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Placement Agents jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9. Indemnification and Contribution.

9.1. The Issuer and the Placement Agents (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2. If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3. The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding upon the parties hereto and their respective successors and assigns;provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agents, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

PLACEMENT AGENTS:

NATIONAL SECURITIES CORPORATION

By:
Name:
Title:

CRAIG HALLUM CAPITAL LLC

By:
Name:
Title:

ISSUER:

RUMBLEON, INC.

By:
Name:
Title:

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.
The Issuer

Name:            RumbleOn, Inc.
Address:        4521 Sharon Road
Suite 370
Charlotte, NC 28211

Tax Identification Number: 46-3951329

2
The Placement Agents

Name :           National Securities Corporation
Address:        200 Vesey Street, 25th Floor
New York, NY 10581

Name:            Craig Hallum Capital Group LLC
Address:        222 South Ninth Street – Suite 350
Minneapolis, MN 55402

3.
The Securities

Description of the Securities to be offered: Up to $23,000,000 of shares of the Issuer’s Class B Common Stock.

4.
Plan of Distribution of the Securities

Initial Offering Period: Through October 15, 2018.
Extension Period, if any: October 31, 2018.

5.
Title of Escrow Account:

“CST&T AAF RumbleOn, Inc. 2018 Escrow Account”

6.
Escrow Agent Fees and Charges

$5,500 (for up to 50 investing shareholders); $7,500 (for up to 100 shareholders); $9,000 + $12.00/account (over 100 shareholders); $3,500 payable at signing of the Escrow Agreement, plus estimated balance as invoiced is due 30 days after launch. Any remaining fees will be invoiced at Closing. An additional fee of $5,000 will be charged if the program is terminated for any reason causing the deposited funds to be returned. (Note:  $250.00 online “view only” access to the bank account is included).  A fee of $500 will be payable for document review services related to each amendment/extension to the Escrow Agreement.  In addition, the Escrow Agent shall be paid a fee of $500.00 for each additional closing beyond the Initial Offering Period.  Should the Escrow Agent continue for more than six months, the Escrow Agent shall receive a fee of $600.00 per month, or any portion thereof, payable in advance or the first business day of the month.

A-1

Distribution charges:

$45.00 per check
$50.00 per wire
$100.00 per check returned (NSF) check
$100.00 lost check replacement fee
$50.00 per DWAC (share movement to DTC)
$10.00 per share certificate

A-2

EXHIBIT B

INVESTOR QUESTIONNAIRE

IN CONNECTION WITH RUMBLEON, INC.'S PROPOSED SALE OF CLASS B COMMON STOCK (THE “SHARES”) , PLEASE INDICATE IF YOU QUALIFY AS AN "ACCREDITED INVESTOR" UNDER ONE OR MORE OF THE FOLLOWING (please check all that apply):

Any individual whose net worth, or joint net worth with that person’s spouse, at the time of his or her purchase of the Shares, exceeds US$1,000,000. For purposes of calculating net worth under this section, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability.

Any individual who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

Any director or executive officer of RumbleOn, Inc. For purposes of this section, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for RumbleOn, Inc.

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership (which the parties understand includes a limited liability company) not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

Any trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act of 1933, as amended.

Any bank, as defined in Section 3(a)(2) of the Securities Act of 1933, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity

Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

Any insurance company as defined in Section 2(a)(13) of the Securities Act of 1933.

Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act.

Any Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and either the decision to acquire the Shares has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons who are accredited investors.

Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Any entity in which all of the equity owners are Accredited Investors, as described above.

By signing below, the Investor confirms that the information in this Investor Questionnaire is true, correct and complete.

Name of Investor

By:________________________________
  Signature

Title:_______________________________

               (if any)

Date:______________________________
, 2018

EXHIBIT C

RISK FACTORS

In this Exhibit C – Risks Factors, we refer to RumbleOn, Inc. as the “Company,” “we,” “us,” and “our,” and similar words. Capitalized terms not defined herein have the meanings set forth in the Securities Purchase Agreement.

In addition to other information contained or incorporated by reference in this Exhibit, you should carefully consider the risks described below and incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our subsequent periodic reports, in evaluating our company and our business before making a decision to invest in our Class B Common Stock. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our Class B Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Proposed Acquisitions (the “Acquisitions”) of Wholesale Holdings, Inc. and Wholesale Express, LLC (together “Wholesale”)

We cannot assure you that the proposed Acquisitions will be completed on a timely basis or at all.

There are a number of risks and uncertainties relating to the Acquisitions. For example, the Acquisitions may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisitions will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisitions.

In the event the Acquisitions are not consummated, we may use the proceeds from the offering of the Shares for working capital and general corporate purposes, which may include purchases of additional inventory held for sale, increased spending on marketing and advertising and capital expenditures necessary to grow the business, and for the repayment of outstanding indebtedness. However, we would have broad authority to use such net proceeds for other purposes that may not be accretive to our earnings per share.

We may be unable to realize the anticipated synergies related to the Acquisitions, which could have a material adverse effect on our business, financial condition and results of operations.

We expect to realize significant synergies related to the Acquisitions. We also expect to incur costs to achieve these synergies. While we believe these synergies are achievable, our ability to achieve such estimated synergies in the amounts and timeframe expected is subject to various assumptions by our management based on expectations that are subject to a number of risks, which may or may not be realized, as well as the incurrence of other costs in our operations that may offset all or a portion of such synergies and other factors outside our control. As a consequence, we may not be able to realize all of these synergies within the time frame expected or at all, or the amounts of such synergies could be significantly reduced. In addition, we may incur additional and unexpected costs to realize these synergies. Failure to achieve the expected synergies could significantly reduce the expected benefits associated with the Acquisitions and adversely affect our business following the Acquisitions. We have incurred and will continue to incur substantial expenses in connection with the negotiation and consummation of the transactions contemplated by the Transaction Documents. These costs, as well as other unanticipated costs and expenses, could have a material adverse effect on our financial condition and operating results following the consummation of the Acquisitions and many of these costs will be borne by us even if the Acquisitions are not consummated.

Following the consummation of the Acquisitions, we may be unable to successfully integrate Wholesale’s business and realize the anticipated benefits of the Acquisitions.

We and Wholesale currently operate as independent companies. After the closing of the Acquisitions, we will be required to devote significant management attention and resources to integrating the business and operations of Wholesale. Potential difficulties we may encounter in the integration process include the following:

●
the inability to successfully combine our business and the businesses of Wholesale in a manner that results in the anticipated benefits and synergies of the Acquisitions not being realized in the time frame currently anticipated or at all;

●
the loss of sales, customers or business partners of ours or of Wholesale’s as a result of such parties deciding not to continue business at the same or similar levels with us or Wholesale after the Acquisitions;

●	challenges associated with operating the combined business in markets and geographies in which we do not currently operate;

●	difficulty integrating our direct sales and distribution channels with Wholesale’s to effectively sell the vehicles of the combined company following the closing of the Acquisitions;

●
the complexities associated with managing our company and integrating personnel from Wholesale, resulting in a significantly larger combined company, while at the same time providing high quality services to customers;

●	unanticipated issues in coordinating accounting, information technology, communications, administration and other systems;

●	difficulty addressing possible differences in corporate culture and management philosophies;

●	the failure to retain key employees of ours or of Wholesale;

●	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Acquisitions;

●	performance shortfalls as a result of the diversion of management’s attention caused by consummating the Acquisitions and integrating Wholesale’s operations; and

●	managing the increased debt levels incurred in connection with the Acquisitions.

An inability to realize the anticipated benefits and cost synergies of the Acquisitions, as well as any delays encountered in the integration process, could have a material adverse effect on the operating results of the combined company, which may materially adversely affect the value of our Class B Common Stock following the consummation of the Acquisitions.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefit of our plan for integration may not be realized. Actual synergies, if achieved at all, may be lower than what we expect and may take longer to achieve than anticipated. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the Acquisitions may be offset by costs incurred or delays in integrating the companies. If we are not able to adequately address these challenges, we may be unable to successfully integrate Wholesale’s operations into our own or, even if we are able to combine the business operations successfully, to realize the anticipated benefits of the integration of the companies.

Our business relationships, those of Wholesale or the combined company may be subject to disruption due to uncertainty associated with the Acquisitions.

Parties with which we or Wholesale do business may experience uncertainty associated with the Acquisitions, including with respect to current or future business relationships with us, Wholesale or the combined company. Our and Wholesale’s business relationships may be subject to disruption, as customers, distributors, suppliers, vendors, and others may seek to receive confirmation that their existing business relations with us or Wholesale, as the case may be, will not be adversely impacted as a result of the Acquisitions or attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, Wholesale, or the combined company as a result of the Acquisitions. Any of these other disruptions could have a material adverse effect on our or Wholesale’s businesses, financial condition, or results of operations or on the business, financial condition or results of operations of the combined company, and could also have an adverse effect on our ability to realize the anticipated benefits of the Acquisitions.

If we are unable to maintain effective internal control over financial reporting for the combined companies following the Acquisitions, we may fail to prevent or detect material misstatements in our financial statements, in which case investors may lose confidence in the accuracy and completeness of our financial statements.

We and Wholesale currently maintain separate internal control over financial reporting with different financial reporting processes and different process control software. After the closing of the Acquisitions, we plan to integrate our internal control over financial reporting with those of Wholesale. We may encounter difficulties and unanticipated issues in combining our respective accounting systems due to the complexity of the financial reporting processes. We may also identify errors or misstatements that could require audit adjustments. If we are unable to implement and maintain effective internal control over financial reporting following completion of the Acquisitions, we may fail to prevent or detect material misstatements in our financial statements, in which case investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities may decline.

Wholesale may have liabilities that are not known, probable or estimable at this time.

As a result of the Acquisitions, Wholesale will become subsidiaries of the Company and remain subject to their past, current and future liabilities. There could be unasserted claims or assessments against or affecting Wholesale, including the failure to comply with applicable laws, regulations, orders and consent decrees or infringement or misappropriation of third party intellectual property or other proprietary rights that we failed or were unable to discover or identify in the course of performing our due diligence investigation of Wholesale. In addition, there are liabilities of Wholesale that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of Wholesale relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities arising in connection with ongoing or future tax audits and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about Wholesale that adversely affects us, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

As a result of the Acquisitions, we and Wholesale may be unable to retain key employees.

Our success after the Acquisitions will depend in part upon our ability to retain key employees of ours and Wholesale. Key employees may depart because of a variety of reasons relating to the Acquisitions. If we and Wholesale are unable to retain key personnel who are critical to the successful integration and future operations of the combined company, we could face disruptions in our operations, loss of existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Acquisitions.

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

October __, 2018

National Securities Corporation
200 Vesey Street, 25th Floor
New York, New York 10281

Ladies and Gentlemen:

In connection with the proposed Securities Purchase Agreement (the “Securities Purchase Agreement”) between the undersigned and RumbleOn, Inc., a Nevada corporation (the “Company”), providing for the issuance and sale by the Company (the “Offering”) of up to $23,000,000 of the Company’s Class B Common Stock, $0.001 par value per share (the “Shares”), the undersigned hereby agrees that, without the prior written consent of National Securities Corporation (“NSC”) and Craig Hallum Capital Group LLC (“CH”, and together with NSC, the “Placement Agents”), the undersigned will not, during the period commencing on the date hereof and ending ninety (90) days after the Closing Date (as defined in the Securities Purchase Agreement) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of shares of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agents in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, or (e) the sales of Shares to cover the payment of the exercise prices or the payment of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except for a Form 5. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Offering; (ii) the Placement Agents agree that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agents will notify the Company of the impending release or waiver; and (iii) the Company agrees to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Placement Agents hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Placement Agents are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns.

The undersigned understands that, if the Securities Purchase Agreement is not executed by October 31, 2018, or if the Securities Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Securities Purchase Agreement, the terms of which are subject to negotiation between the Company and the undersigned.

Very truly yours,

__________________________________________________
(Name - Please Print)

__________________________________________________
(Signature)

__________________________________________________
(Name of Signatory, in the case of entities - Please Print)

__________________________________________________
(Title of Signatory, in the case of entities - Please Print)

Address: ___________________________________________

___________________________________________

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